Exhibit 10.42
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of November 20th, 2008, by and between Partners for Growth II, L.P. (“PFG”), and each of Xata Corporation, a Minnesota corporation (“Xata”) whose address is 965 Prairie Center Drive, Eden Prairie, Minnesota 55344, and Geologic Solutions, Inc., a Delaware corporation (“Geologic”) whose address is 965 Prairie Center Drive, Eden Prairie, Minnesota 55344, (Xata and Geologic are each individually and collectively referred to as “Borrower”).
Recitals
     A. PFG and Borrower have entered into that certain Loan and Security Agreement dated as of January 31, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”), PFG has extended credit to Borrower for the purposes permitted in the Loan Agreement, as and when required under the terms of the Loan Agreement.
     B. Contemporaneously with the execution of the Loan Agreement, Borrower entered into a Loan and Security Agreement with Silicon Valley Bank (referred to as the “Senior Lender” under the Loan Agreement, and such Senior Lender Loan and Security Agreement, the “Senior Loan Agreement”).
     C. The terms of certain financial covenants in the Loan Agreement were drafted (by intent) to be substantially the same as corresponding financial covenants in the Senior Loan Agreement, and Borrower and the Senior Lender now propose to amend certain financial covenants and corresponding definitions in one or more amendments to the Senior Loan Agreement to be dated on or about the date hereof (regardless of the effective date thereof, the “Senior Loan Amendments”).
     E. Borrower has requested that PFG amend the Loan Agreement to anticipate corresponding amendments in the Senior Loan Amendments and otherwise, as set forth herein, and PFG has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement and, to the extent not defined in the Loan Agreement and necessary to give meaning to the provisions hereof, as defined in the Senior Loan Amendment.

     2. Amendments to the Loan Agreement.
          2.1 Section 5 of the Schedule (Tangible Net Worth). Section 5 of the Schedule to the Loan Agreement, which presently reads in all material respects as follows:
(a) Tangible Net Worth. A Tangible Net Worth of greater than the following (“Minimum Tangible Net Worth”): (i) from March 31, 2008 through and including August 31, 2008, an amount equal to the Tangible Net Worth of Borrowers as of the date of the closing of the Geologic Solutions Acquisition less $1,000,000, and (ii) from September 1, 2008 and thereafter, the Minimum Tangible Net Worth as calculated for “i” above plus $1,500,000 plus 50% of the Borrowers’ Net Income (but not net loss) in each fiscal quarter ending after December 31, 2008. Increases in the Minimum Tangible Net Worth based on Net Income shall be effective on the last day of the fiscal quarter in which said Net Income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.
is hereby amended to read as follows effective as of August 31, 2008:
(a) Tangible Net Worth. A Tangible Net Worth of greater than the following (“Minimum Tangible Net Worth”): negative $825,000 plus 50% of the Borrowers’ Net Income (but not net loss) in each fiscal quarter ending after December 31, 2008. Increases in the Minimum Tangible Net Worth based on Net Income shall be effective on the last day of the fiscal quarter in which said Net Income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.
          2.2 Section 2 of the Schedule (Interest Reset). The provisions of Section 2 of the Schedule under the heading “Interest Reset” are hereby deleted in their entirety, it being expressly acknowledged and agreed by Borrower that Borrower did not meet and will not meet the Financial Targets upon which a reset of the interest rate was conditioned under the Loan Agreement.
          2.3 Section 1 of the Schedule (Adjusted Quick Ratio). The last clause of Section 1 of the Schedule entitled “Adjusted Quick Ratio” shall be amended prospectively from the date hereof by incorporating by reference certain new and amended definitions in the Senior Loan Amendments, including the amended definition of “Eligible Accounts”, certain new definitions relating to “Lease Receivables” and such other provisions as are necessary and appropriate to align the Adjusted Quick Ratio covenant in the Loan Agreement to the Adjusted Quick Ratio covenant in the Senior Loan Agreement, as amended by the Senior Loan Amendments.

     3. Borrower’ Representations, Warranties and Covenants. Borrower represents, warrants and covenants that:
     (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing;
     (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect and permit, without further amendment or other Board of Directors or stockholder action;
     (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended, has been duly authorized by all necessary corporate action on the part of Borrower, including any and all requisite stockholder consents;
     (e) this Amendment has been duly executed and delivered by Borrower and constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;
     (f) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     (g) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
     (h) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with Borrower in connection with this Amendment and in connection with the Loan Documents.
               Borrower understands and acknowledges that PFG is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     4. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date. The Loan Agreement, as amended hereby, shall continue in full force and effect, and the amendment of the Loan Agreement shall not be deemed to be a forbearance or waiver of any Default under the Loan Agreement.
     5. Effectiveness. Subject to the satisfaction of the conditions set forth below (whether performance is required on or after the date hereof) and any additional conditions set forth in the amendments to the Loan Agreement set forth in Section 1 hereof, this Amendment shall become effective on the date hereof, but shall continue to be subject to the satisfaction of all the following conditions:
     5.1 No Default Under Senior Loan Agreement. Borrower shall be in full compliance with the Senior Loan Documents, as amended, the Senior Lender shall not have exercised any remedies under the Senior Loan Documents or given notice of the intention to do so and Borrower shall have promptly provided evidence of any waiver or forbearance of the Senior Lender in connection with the Senior Loan.
     5.2 Authorization, Execution and Delivery. Borrower shall have duly authorized, executed and delivered to PFG this Amendment and any other documents PFG may require in connection with this Amendment.
     5.3 Senior Loan Amendment. Borrower shall have duly authorized, executed and delivered to the Senior Lender the Senior Loan Amendment and shall have provided a true, correct and complete copy of the executed Senior Loan Amendment to PFG.
     5.4 Payment of PFG Expenses. Borrower shall pay upon demand all PFG Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred in connection with this Amendment.
     6. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     7. Integration; Construction. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The title of this Agreement and section headings are for the readers’ convenience only and shall be ignored for purposes of integration into the Loan Agreement. The term “Schedule” means the Schedule to the Loan Agreement. Quotation marks, if any, around amended provisions to the Loan Agreement are for the convenience of reading only and are not to be construed substantively. The General Provisions set forth in Section 8 of the Loan Agreement are incorporated herein by reference.
     8. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.
[SIGNATURE PAGE FOLLOWS]

Borrower:		PFG:

XATA CORPORATION		PARTNERS FOR GROWTH II, L.P.

By	/s/ [ILLEGIBLE]	By
President or Vice President

By	/s/ [ILLEGIBLE]	Name:
Secretary or Ass’t Secretary
		Title:	Manager, Partners for Growth II, LLC
Its General Partner

Borrower:

GEOLOGIC SOLUTIONS, INC.

By	/s/ [ILLEGIBLE] President or Vice President

By	/s/ [ILLEGIBLE] Secretary or Ass’t Secretary
Signature Page First Amendment to Loan and Security Agreement